EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-105650), S-8 (No. 333-108974, No. 333-98773, No. 333-83298 and 333-43316) and 8-A (No. 333- 38106) of McDATA Corporation of our report dated March 28, 2003 relating to the financial statements of Nishan Systems, Inc., which appears in the Current Report on Form 8-K of McDATA Corporation dated September 19, 2003.

/s/    PricewaterhouseCoopers LLP

San Jose, California

November 12, 2003